---------------------------------------------------------------BACAP Alternative
                                                        Multi-Strategy Fund, LLC

                          Form of Letter from the Fund
       to Investors in Connection with the Fund's Acceptance of Tenders of
                       Limited Liability Company Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR INTEREST IN THE FUND, OR A
                                PORTION THEREOF.



---------, ----


XXX X. XXXX
XX XXXX XXXX
XX XXXX XXXX
XXXX, XX 00000

Dear Investor:

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC (the "Fund") has received and accepted for purchase your tender of your limited liability company interest, or a portion thereof, in the Fund. Because you have tendered and the Fund has accepted your tender request, you will be entitled to receive a payment of at least 95% of the purchase price of the interest tendered, based on the estimated unaudited net asset value of the Fund as of June 30, 2006 (the "Valuation Date"), in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated ____________, 2006 or to such other account you have designated to the Fund, or sent by check to an address you have designated to the Fund, no later than 60 days after the Valuation Date, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. You will remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.

The balance of the purchase price will be paid to you after the completion of the Fund's year-end audit for the fiscal year ending March 31, 2007, and is subject to year-end audit adjustment. This amount will be paid promptly after the conclusion of the year-end audit, or on such earlier date as the Fund's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2007.

If you have any questions, please contact your dedicated relationship team at Bank of America or Citigroup Global Transaction Services at (207) 879-6093. The Fund's helpline is also available and can be reached at (888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

---------------------------------------------------------------BACAP Alternative
                                                        Multi-Strategy Fund, LLC


                          Form of Letter from the Fund
       to Investors in Connection with the Fund's Acceptance of Tenders of
                       Limited Liability Company Interests


THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR INTEREST IN THE FUND, OR A
                                PORTION THEREOF.


---------, ----


XXX X. XXXX
XX XXXX XXXX
XX XXXX XXXX
XXXX, XX 00000


Dear Investor:

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC (the "Fund") has received and accepted for purchase your tender of your limited liability company interest, or a portion thereof, in the Fund. Please refer to your investor statement for June 30, 2006, which reflects the Fund's purchase of your tendered interest.

You have been paid at least 95% of the purchase price of the interest tendered, based on the estimated unaudited net asset value of the Fund as of June 30, 2006, provided that, in the case of a partial tender, your account retains the required minimum balance, in accordance with the terms of the tender offer. The funds were wired directly into your account or such other account that you designated to the Fund. You remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.

The balance of the purchase price will be paid to you after the completion of the Fund's year-end audit for the fiscal year ending March 31, 2007, and is subject to year-end audit adjustment. This amount will be paid promptly after the conclusion of the year-end audit, or on such earlier date as the Fund's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2007.

If you have any questions, please feel free to contact your dedicated relationship team at Bank of America or Citigroup Global Transaction Services at
(207)  879-6093.  The Fund's  helpline is also  available  and can be reached at
(888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,

BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

---------------------------------------------------------------BACAP Alternative
                                                        Multi-Strategy Fund, LLC

                          Form of Letter from the Fund
       to Investors in Connection with the Fund's Acceptance of Tenders of
                       Limited Liability Company Interests


---------, ----


XXX X. XXXX
XX XXXX XXXX
XX XXXX XXXX
XXXX, XX 00000


Dear Investor:

In accordance with the terms of the tender offer, the balance of the purchase price of the interest tendered, based on the estimated unaudited net asset value of the Fund as of June 30, 2006 (the "Valuation Date"), was wired directly to the account designated by you in your Letter of Transmittal or to such other account that you designated to the Fund.

If you have any questions, please contact your dedicated relationship team at Bank of America or Citigroup Global Transaction Services at (207) 879-6093. The Fund's helpline is also available and can be reached at (888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

SINCERELY,

BACAP Alternative Multi-Strategy Fund, LLC